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                                                                Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Healthsource, Inc. on Form S-8 of our report dated February 26, 1997 (February 28, 1997 as to Note 15), appearing in the Annual Report on Form 10-K of Healthsource, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 25, 1997